POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed October 28, 2009 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak	10/25/12
Bradley J. Skapyak
President (Principal Executive Officer)

/s/ James Windels	10/25/12
James Windels
Treasurer (Principal Financial and Accounting Officer)

/s/ Joseph S. DiMartino	10/25/12
Joseph S. DiMartino
Board Member

/s/ Francine J. Bovich	10/25/12
Francine J. Bovich
Board Member

/s/ James M. Fitzgibbons	10/25/12
James M. Fitzgibbons
Board Member

/s/ Kenneth A. Himmel	10/25/12
Kenneth A. Himmel
Board Member

/s/ Stephen J. Lockwood	10/25/12
Stephen J. Lockwood
Board Member

/s/ Roslyn M. Watson	10/25/12
Roslyn M. Watson
Board Member

/s/ Benaree Pratt Wiley	10/25/12
Benaree Pratt Wiley
Board Member

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On October 25, 2012 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Notary Public

EXHIBIT A

The Dreyfus/Laurel Funds, Inc.:
Dreyfus Bond Market Index Fund
Dreyfus Disciplined Stock Fund
Dreyfus Money Market Reserves
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus U.S. Treasury Reserves
Dreyfus Tax Managed Growth Fund
Dreyfus Small Cap Fund
Dreyfus Opportunistic Fixed Income Fund
Dreyfus Core Equity Fund

The Dreyfus/Laurel Funds Trust:
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus International Bond Fund
Dreyfus High Yield Fund
Dreyfus Emerging Markets Debt Local Currency Fund

The Dreyfus/Laurel Tax-Free Municipal Funds:
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund

Dreyfus Investment Funds
Dreyfus/The Boston Company Large Cap Core Fund
Dreyfus/The Boston Company Small Cap Value Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
Dreyfus/The Boston Company Emerging Markets Core Equity Fund
Dreyfus/Standish Fixed Income Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus/Standish International Fixed Income Fund
Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Dreyfus/Newton International Equity Fund

Dreyfus Funds, Inc.
Dreyfus Mid-Cap Growth Fund

Dreyfus High Yield Strategies Fund

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